AMENDMENT NO. 1 TO

ADMINISTRATIVE SERVICES AGREEMENT

THIS AMENDMENT NO. 1 TO ADMINISTRATIVE SERVICES AGREEMENT, dated as of February 28, 2011 (this “Amendment”), by and among Columbia Management Investment Advisers, LLC (the “Investment Manager”), a Minnesota limited liability company, and Columbia Funds Series Trust I and Columbia Funds Variable Insurance Trust (the “Registrants”), each a Massachusetts business trust, on behalf of their respective underlying series listed in Schedule A to the Administrative Services Agreement, dated as of May 1, 2010, as amended from time to time (the “Agreement”). Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Agreement.

WHEREAS, the parties have agreed to modify the fee rates payable under the Agreement for certain Funds, which modifications have previously been approved by the Registrant’s Board of Trustees, and these fee rate changes will become effective on different dates; and

WHEREAS, the parties wish to modify Schedule B to reflect the new fee rates and the dates on which such fee rates will become effective;

NOW, THEREFORE, in consideration of the promises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

SECTION 1. AMENDMENT

1.1	Schedule B. Effective as of the date hereof, Schedule B to the Agreement shall be replaced with Schedule B hereto.

SECTION 2. MISCELLANEOUS.

2.1.	Execution in Counterparts. This Amendment may be executed by the parties hereto in multiple counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement.

2.2.	Governing Law. This Amendment shall be governed by the internal laws, and not by the laws regarding conflicts of laws, of the Commonwealth of Massachusetts. Each party hereby submits to the exclusive jurisdiction of the courts of such state, and waives any objection to venue with respect to actions brought in such courts.

2.3.	Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

2.4.	Notice. This Amendment is executed by an officer of the Registrants, as an officer and not individually, and the obligations of this Amendment with respect to the Funds shall be binding upon the assets and properties of the Funds only and shall not be binding upon any of the trustees, officers, employees, agents or shareholders of the Funds individually.

(Signature Page Follows)

IN WITNESS THEREOF, the parties hereto have executed the foregoing Agreement as of the day and year first above written.

COLUMBIA FUNDS SERIES TRUST I

COLUMBIA FUNDS VARIABLE INSURANCE TRUST

By:	/s/ Michael G. Clarke
Name:	Michael G. Clarke
Title:	Chief Financial Officer

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Senior Vice President

Schedule B

Fee Schedule

Effective as of May 1, 2010, except as otherwise noted

COLUMBIA FUNDS SERIES TRUST I

Fund Name	Annual Fee Rate	Fund Average Daily Net Assets (millions)
Columbia Asset Allocation Fund[x]	0.020%	On all assets
Columbia Balanced Fund*	N/A
Columbia Blended Equity Fund*[1]	0.150%	On all assets
Columbia Bond Fund*[1]	0.150%	On all assets
Columbia California Tax-Exempt Fund*	N/A
Columbia Contrarian Core Fund*	0.067%	On all assets
Columbia Connecticut Intermediate Municipal Bond Fund*	0.067%	On all assets
Columbia Connecticut Tax-Exempt Fund*	N/A
Columbia Conservative High Yield Fund	N/A
Columbia Core Bond Fund	0.067%	On all assets
Columbia Corporate Income Fund*	0.150% 0.125% 0.100%	On the first $100 of assets On the next $900 of assets On assets over $1,000
Columbia Disciplined Value Fund	0.067%	On all assets
Columbia Dividend Income Fund*	0.067%	On all assets
Columbia Emerging Markets Fund*[1]	0.200%	On all assets
Columbia Energy and Natural Resources Fund*[1]	0.150%	On all assets
Columbia Federal Securities Fund	N/A
Columbia Greater China Fund*	N/A
Columbia High Yield Municipal Fund*	0.150% 0.125% 0.100%	On the first $100 of assets On the next $100 of assets On assets over $200
Columbia High Yield Opportunity Fund*	N/A
Columbia Intermediate Bond Fund*	0.150%	On all assets
Columbia Intermediate Municipal Bond Fund*	0.067%	On all assets
Columbia International Bond Fund*	0.050%	On all assets
Columbia International Growth Fund[1]	0.200%	On all assets
Columbia International Stock Fund	N/A
Columbia Large Cap Growth Fund*	0.050%	On all assets
Columbia Liberty Fund[x]	0.020
Columbia Massachusetts Intermediate Municipal Bond Fund*	0.067%	On all assets
Columbia Massachusetts Tax-Exempt Fund*	N/A
Columbia Mid Cap Growth Fund*	N/A
Columbia Mid Cap Core Fund[1]	0.150%	On all assets
Columbia New Jersey Intermediate Municipal Bond Fund	0.067%	On all assets
Columbia New York Intermediate Municipal Bond Fund*	0.067%	On all assets
Columbia New York Tax-Exempt Fund*	N/A
Columbia Oregon Intermediate Municipal Bond Fund*	N/A
Columbia Pacific/Asia Fund*[1]	0.200%	On all assets
Columbia Real Estate Equity Fund*	N/A
Columbia Rhode Island Intermediate Municipal Bond Fund	0.067%	On all assets
Columbia Select Large Cap Growth Fund*[1]	0.150%	On all assets
Columbia Select Opportunities Fund[1]	0.150%	On all assets
Columbia Select Small Cap Fund*[1]	0.150%	On all assets
Columbia Short-Intermediate Bond Fund[1]	0.150%	On all assets
Columbia Small Cap Core Fund*	0.067%	On all assets

Columbia Small Cap Growth Fund I*	N/A
Columbia Small Cap Value Fund I*	N/A
Columbia Strategic Income Fund*	N/A
Columbia Strategic Investor Fund*	0.150% 0.125%	On the first $1,000 of assets On assets over $1,000
Columbia Tax-Exempt Fund*	N/A
Columbia Technology Fund	N/A
Columbia U.S. Treasury Index Fund[2]	0.300%	On all assets
Columbia Value and Restructuring Fund*[1]	0.150%	On all assets
Columbia World Equity Fund	0.250%	On all assets
CMG Ultra Short Term Bond Fund[3]	N/A

COLUMBIA FUNDS VARIABLE INSURANCE TRUST

Fund Name	Annual Fee Rate	Fund Average Daily Net Assets (millions)
Columbia Asset Allocation Fund, Variable Series[x]	0.020%	On all assets
Columbia Federal Securities Fund, Variable Series	0.150%	On all assets
Columbia International Fund, Variable Series	N/A
Columbia Large Cap Growth Fund, Variable Series*	0.150%	On all assets
Columbia Large Cap Value Fund, Variable Series	N/A
Columbia Mid Cap Value Fund, Variable Series	N/A
Columbia Money Market Fund, Variable Series	0.150%	On all assets
Columbia S&P 500 Index Fund, Variable Series	N/A
Columbia Select Large Cap Growth Fund, Variable Series*	0.150%	On all assets
Columbia Small Cap Value Fund, Variable Series*	N/A
Columbia Small Company Growth Fund, Variable Series*	0.150%	On all assets
Columbia Strategic Income Fund, Variable Series*	N/A

[1]

For services rendered pursuant to this Agreement, the Trust will pay the Administrator an administration fee, computed daily and payable monthly, calculated at the annual rate of a Fund’s daily net assets listed adjacent to such Fund under the caption “Annual Fee Rate” in the above table; provided that the amount so paid by such Fund in any period shall be reduced by the amount paid by such Fund to State Street Bank and Trust Company (“State Street”) pursuant to the Accounting Services Agreement and the Financial Reporting Services Agreement during such period (excluding amounts paid to State Street as reimbursement for out-of-pocket expenses and charges, including fees payable to third parties, such as for pricing the Fund’s portfolio securities, incurred in the performance of services by State Street under such agreements).

[2]

The Administrator pays all operating expenses of the Fund with the exception of brokerage fees and expenses, taxes, interest, fees and expenses of Trustees who are not officers, directors or employees of the Administrator or its affiliates, and any extraordinary non-recurring expenses that may arise, including, but not limited to, litigation expenses.

[3]

In accordance with the Fund’s investment advisory contract, the Administrator pays all operating costs and expenses of the Fund (other disinterested trustees fees and expenses, including their legal counsel, auditing expenses, interest incurred on borrowing by the Fund, if any, portfolio transaction expenses, taxes and extraordinary expenses of the Fund) including custodian fees, transfer agent fees, legal fees for the Fund, accounting expenses (other than auditing fees), and governmental fees, cost of stock certificates, and any other expenses (including clerical expenses) of issue, sale, repurchase, or redemption of shares, expenses of registering or qualifying shares for sale, transfer taxes, and all expenses of preparing the Fund’s registration statement and prospectus, and the cost of printing and delivering to shareholders prospectuses and reports, all executive salaries and executive expenses, office rent of the Fund, ordinary office expenses (other than the expense of clerical services relating to the administration of the Fund), and for any other expenses that, if otherwise borne by the Fund, would cause the Fund to “be deemed to be acting as a distributor of securities of which it is the issuer, other than through an underwriter” pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended.

[x]	Prior to October 22, 2010, the annual fee rate was 0.067% for Columbia Asset Allocation Fund and 0.15% for Columbia Asset Allocation Fund, Variable Series and was N/A for Columbia Liberty Fund.

*	Effective as of the dates indicated below, the fee rate(s) for the indicated Funds will be as set forth below:

Schedule I

FUNDS	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)					EFFECTIVE DATE
	$0 - $500	>$500- $1,000	>$1,000 - $3,000	>$3,000 - $12,000	>$12,000
Columbia Balanced Fund	0.060%	0.055%	0.050%	0.040%	0.030%	March 1, 2011
Columbia Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%	March 1, 2011
Columbia Contrarian Core Fund	0.060%	0.055%	0.050%	0.040%	0.030%	March 1, 2011
Columbia Corporate Income Fund	0.070%	0.065%	0.060%	0.050%	0.040%	July 1, 2011
Columbia Dividend Income Fund	0.060%	0.055%	0.050%	0.040%	0.030%	July 1, 2011
Columbia High Yield Municipal Fund	0.070%	0.065%	0.060%	0.050%	0.040%	July 1, 2011
Columbia High Yield Opportunity Fund	0.070%	0.065%	0.060%	0.050%	0.040%	July 1, 2011
Columbia Intermediate Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%	March 1, 2011
Columbia Intermediate Municipal Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%	March 1, 2011
Columbia International Bond Fund	0.080%	0.075%	0.070%	0.060%	0.050%	July 1, 2011
Columbia Large Cap Growth Fund	0.060%	0.055%	0.050%	0.040%	0.030%	April 1, 2011
Columbia Mid Cap Growth Fund	0.060%	0.055%	0.050%	0.040%	0.030%	April 1, 2011
Columbia Select Large Cap Growth Fund	0.060%	0.055%	0.050%	0.040%	0.030%	July 1, 2011
Columbia Select Large Cap Growth Fund, Variable Series	0.060%	0.055%	0.050%	0.040%	0.030%	May 1, 2011
Columbia Select Small Cap Fund	0.080%	0.075%	0.070%	0.060%	0.050%	July 1, 2011
Columbia Small Cap Core Fund	0.080%	0.075%	0.070%	0.060%	0.050%	July 1, 2011
Columbia Small Cap Growth Fund I	0.080%	0.075%	0.070%	0.060%	0.050%	March 1, 2011
Columbia Small Cap Value Fund I	0.080%	0.075%	0.070%	0.060%	0.050%	April 30, 2011
Columbia Small Cap Value Fund, Variable Series	0.080%	0.075%	0.070%	0.060%	0.050%	May 1, 2011

FUNDS	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)					EFFECTIVE DATE
	$0 - $500	>$500- $1,000	>$1,000 - $3,000	>$3,000 - $12,000	>$12,000
Columbia Small Company Growth Fund, Variable Series	0.080%	0.075%	0.070%	0.060%	0.050%	May 1, 2011
Columbia Strategic Income Fund	0.070%	0.065%	0.060%	0.050%	0.040%	May 1, 2011
Columbia Strategic Income Fund, Variable Series	0.070%	0.065%	0.060%	0.050%	0.040%	April 30, 2011
Columbia Strategic Investor Fund	0.060%	0.055%	0.050%	0.040%	0.030%	March 1, 2011
Columbia Tax-Exempt Fund	0.070%	0.065%	0.060%	0.050%	0.040%	March 1, 2011

Schedule II

FUNDS	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)					EFFECTIVE DATE
	$0 - $250	>$250-$1,000	>$1,000 - $3,000	>$3,000- $12,000	>$12,000
Columbia California Tax-Exempt Fund	0.070%	0.065%	0.060%	0.050%	0.040%	March 1, 2011
Columbia Connecticut Intermediate Municipal Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%	March 1, 2011
Columbia Connecticut Tax-Exempt Fund	0.070%	0.065%	0.060%	0.050%	0.040%	March 1, 2011
Columbia Massachusetts Intermediate Municipal Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%	March 1, 2011
Columbia Massachusetts Tax-Exempt Fund	0.070%	0.065%	0.060%	0.050%	0.040%	March 1, 2011
Columbia New York Intermediate Municipal Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%	March 1, 2011
Columbia New York Tax-Exempt Fund	0.070%	0.065%	0.060%	0.050%	0.040%	March 1, 2011
Columbia Oregon Intermediate Municipal Bond Fund	0.070%	0.065%	0.060%	0.050%	0.040%	July 1, 2011

Schedule III

FUNDS	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)				EFFECTIVE DATE
	$0 - $500	>$500 - $1,000	>$1,000 - $3,000	>$3,000
Columbia Real Estate Equity Fund	0.060%	0.055%	0.050%	0.040%	March 1, 2011

Schedule VV

FUNDS	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)			EFFECTIVE DATE
	$0 - $1,000	>$1,000-$3,000	>$3,000
Columbia Energy and Natural Resources Fund	0.060%	0.050%	0.040%	May 1, 2011
Columbia Pacific/Asia Fund	0.80%	0.70%	0.60%	July 1, 2011

Schedule V

FUNDS	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)				EFFECTIVE DATE
	$0 - $8,000	>$8,000- $10,000	>$10,000- $12,000	>$12,000
Columbia Value and Restructuring Fund	0.060%	0.055%	0.040%	0.030%	July 1, 2011

Schedule VI

FUNDS	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)				EFFECTIVE DATE
	$0 - $750	>$750- $1,000	>$1 ,000 - $3,000	>$3 ,000
Columbia Emerging Markets Fund	0.080%	0.075%	0.070%	0.060%	July 1, 2011

Schedule VII

FUNDS	ASSET LEVELS (IN MILLIONS) AND BREAKPOINTS IN APPLICABLE FEES(1)					EFFECTIVE DATE
	$0 - $1,000	>$1,000-$1,500	>$1,500 - $3,000	>$3,000 - $6,000	>$6,000
Columbia Greater China Fund	0.080%	0.070%	0.060%	0.050%	0.040%	July 1, 2011

(1)	Annual rates based on a percentage of the Fund’s average daily net assets.